UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 31, 2014, we filed a Form 8-K announcing Superior Industries International, Inc. (the “Company”) committed to a plan to close its manufacturing facility in Rogers, Arkansas. In connection with the finalization of our Form 10-Q filed on November 4, 2014 the Company completed estimates of the amounts of charges related to the closure of the Rogers facility. This amendment to our Form 8-K filed on July 31, 2014, is solely for the purpose of furnishing estimates of expected closure costs that the Company was unable to reasonably estimate and provide in the July 31, 2014 8-K filing.

Item  2.05  Costs Associated with Exit or Disposal Activities

(a) On July 29, 2014, the Company committed to a plan to close its manufacturing facility in Rogers, Arkansas. The Company expects to cease operations at the Rogers facility by the end of 2014. The Company currently expects that approximately 500 positions will be eliminated as a result of the closure.

The Company’s decision resulted from a comprehensive review of the Company’s cost structure and is designed to reduce costs and enhance the Company’s global competitiveness. The Company plans to transfer production to its other manufacturing facilities in Fayetteville, Arkansas, and Chihuahua, Mexico.

The Company is providing employees certain severance pay, health benefits continuation and job search assistance.

(b) The Company estimates that it will incur approximately $6.2 million of accelerated depreciation for assets to be abandoned, $2.0 million in employee termination costs, and $2.3 million of equipment removal, inventory write-down, lease termination and other costs.

(c) The Company estimates the total amount expected to be incurred in connection with the closure will approximate $10.5 million.

(d) The Company estimates the amount of the charge that will result in future cash expenditures to approximate $3.8 million.

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to, the timing with respect to closing the Rogers, Arkansas manufacturing facility, the transfer of production to the Company's other facilities, the Company’s ability to enhance its cost structure and competitive position as a result of the closing and the financial impact of the closing, are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including the Company's Annual Report on Form 10-K for 2013. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: November 4, 2014	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer